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                           JOINT VENTURE AGREEMENT

     THIS AGREEMENT is between Klemp de Mexico, S.A. de C.V. a corporation organized under the laws of the United Mexican States ("Klemp"), Consolidated Fabricators Inc, a corporation organized under the laws of Massachusetts ("CFI"), Mr. Gary Johnson, Mr. Ernest Balazs, and Mr. Alfred Beaulieu, and is made in reference to the following facts and other recitals:

     A. The parties are in the business of metal fabrications and have substantial and valuable experience in such business.

     B. The parties wish to incorporate a Mexican corporation, (the "Company"), so that the Company, owned by the parties be engaged in manufacturing of metal fabrications.

     THEREFORE, in consideration of the foregoing and the mutual promises contained in this Agreement, the parties hereto agree as follows:

1.   PURPOSE OF THIS AGREEMENT.

     1.1   Purpose.   This Agreement is intended to govern the present
           and future business relationship of the parties solely with respect to the ownership and operation of the Company, and to provide for the future management and operation of the Company. The Company shall be formed to operate in the United Mexican States and to own and operate related real estate and related businesses.

     1.2 Charter. The parties agree that the charter (including the Articles of Incorporation and Bylaws) of the Company shall be substantially the same as those attached hereto as Exhibit 1.2.

     1.3 Required Filings. Each of the parties hereto shall make, execute, register and file all charter documents, certificates, deeds, agreements and other instruments as may be necessary or appropriate for the incorporation, management and operation of the business of the Company as contemplated by this Agreement.

2.   CAPITALIZATION, SHARE ISSUANCE, GUARANTIES.

     2.1   Composition of Capital Stock.

           2.1.1 The capital stock of the Company shall consist of both fixed Shares and variable Shares. The minimum fixed capital stock of the Company without the right of withdrawal shall be $375,000 Pesos, represented by 375,000 totally subscribed Shares of capital stock.

           2.1.2 Each Share of capital stock of the Company (the"Shares") will have one vote and shall be alike in all respects, and the holders thereof shall be entitled, in proportion to their respective holdings of such Shares, to identical ownership rights and privileges, except as otherwise provided herein or in the Articles of Incorporation and Bylaws of the Company.


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     2.2   Ownership of Shares. The ownership of the Shares of the Company shall be owned by the parties hereto as follows:

           Klemp de Mexico, S.A. de C.V.               50.10%
           Consolidated Fabricators Inc.               43.90%
           Gary Johnson                                 2.00%
           Ernest Balazs                                2.00%
           Alfred Beaulieu                              2.00%

     2.3   Cash Payments.   All payments for Shares hereunder shall be in
           cash, unless in-kind payments are agreed upon by the parties.

     2.4 Preemptive Rights to Acquire New Shares. If the capital stock of the Company is increased by contribution of new capital, the Shareholders of such company shall have preemptive rights to subscribe for any new Shares, provided such rights will not exist when new Shares are issued under Section 2.6.2 below.

     2.5   Additional Capital Contributions.

           2.5.1 The parties shall make additional capital contributions and/or loans to the Company in the amounts and at the times decided by the affirmative vote of not less than seventy percent (70%) of the total issued and outstanding capital stock of the Company.

           2.5.2 The parties have decided and agreed that they shall make additional capital contributions in the aggregate amount of U.S.$200,000, at the exchange rate of $7.5 Pesos per Dollar in the time and manner specified in the initial plan in Exhibit 2.5.2.

     2.6 Failure to Make Additional Capital Contributions. In the event that any of the parties (the "Non-Contributing Party") fails to make or advance all or any portion of an additional capital contribution such party is required to make under Section 2.5.1 or Section 2.5.2 ("Delinquent Advance"), such party shall be in breach of its obligations hereunder and, provided that the other parties (the "Contributing Parties") have advanced the full amount that the Contributing Party was obligated to make, the Contributing Parties shall have the following remedies exercisable by written notice within thirty (30) Days following the date of delinquency:

           2.6.1 The Contributing Parties by unanimous agreement among themselves, may give notice of an election to invoke immediately the Buy-Out provisions of Section 7.3 hereof ("Buy-Out Notice") and Section 7.3 shall then apply, but only with respect to the interest of the Non-Contributing Party or Parties in the Company, or

           2.6.2   The Contributing Parties may advance to the Company in
                   cash an amount equal to the Delinquent Advance, and treat
                   the advance either as (i) a capital stock contribution,
                   in which event such parties shall be issued additional
                   Shares in the Company at the subscription value
                   determined at the time the additional capital stock contribution was decided (or, if no subscription value
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                   was so determined, at the par value), or (ii) a loan to
                   the Company, in which event the loan shall be repayable upon demand and shall bear interest at its then current borrowing rate from its principal lender (which may be an interest rate) plus two percent (2%). If the Company does not have a principal lender at the time, such loan shall bear interest at US prime plus two percent (2%) per annum. The foregoing election must be made by the Contributing Parties in writing at the time they make such advance and such election shall be irrevocable.

           2.6.3 In the event the Contributing Parties or any of them, elect to make an advance pursuant to Section 2.6.2, above, as either a capital stock contribution or a loan, each such Contributing Party shall have the right (but not the obligation) to make such an advance in an amount equal to the amount of the Delinquent Advance multiplied by a fraction the numerator of which is the number of fixed and variable shares of capital stock of the Company owned by such Contributing Party and the denominator of which is the total number of shares owned by all the Contributing Parties desiring to make an advance. If any Contributing Party elects not to advance its full prorata portion of the Delinquent Advance as determined above, the remaining Contributing Parties may (but shall not be obligated to) make additional advances in accordance with the foregoing until the full amount of the Delinquent Advance has been advanced.

     2.7   Loans, Credits and Guaranties.

           2.7.1 All loans or credits required by the Company shall be structured to be financed solely by the Company and, if possible, on a non-recourse basis.

           2.7.2 The parties shall not be required to provide leasing, mortgage or other guaranties in favor of third-party creditors of the Company.

           2.7.3 However, if unanimously approved in writing by the parties hereto, or, if approved by any party or parties hereto, such guaranties shall be provided by the party or parties approving such guaranties proportionally among such approving parties based on the ratio that the fixed and variable capital of the Company owned by each approving party bears to the total of the fixed and variable capital of the Company owned by all the approving parties, and such guaranties shall not terminate without the written agreement of the guaranteeing parties.

     2.8   Non-Transferability of Shares.

           2.8.1 The parties shall not voluntarily sell, transfer, assign, pledge or otherwise dispose of all or any portion of their Shares in the Company, without the prior approval
                   of the Company's Board of Directors, except (1) to an Affiliate of any of the parties or to a wholly owned
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                   subsidiary of any of the parties, as the case may be,
                   that has assumed and agreed to be bound by the provisions of this Agreement by an assumption agreement in form and substance satisfactory to the other party, or (2) in connection with a "Buy-Out" pursuant to Section 7.3 hereof.

           2.8.2 If a party violates or attempts to violate Section 2.8.1, the other parties may give notice of an election to invoke immediately the Buy-Out provisions of Section 7.3 hereof ("Buy-Out Notice") and Section 7.3 shall then apply.

     2.9   Other Remedies.   The exercise by any party of any remedy
           provided in Sections 2.6 or 2.8 shall be cumulative and in addition to any other remedy available to the Company or to such party, such as arbitration under Section 10.8.2 hereof.

     2.10  Governmental Consents.   The Company and the parties hereto shall
           file such notices and shall obtain, or cause to be obtained, any permits, consents, approvals, authorizations, qualifications or registrations required by any governmental authority (whether in the United States of America or in the United Mexican States) to issue any Shares.

     2.11  Notices and Legends.   The certificates representing the Shares
           shall bear a legend reflecting the restrictions on transfer provided for in Section 2.8.1 above as well as any other notices or written legends required by the charter of the Company.

     2.12  Shareholder Advances.   A party may make a voluntary advance to
           the Company at any time, but solely to fund working capital needs of the Company's operations incurred in the ordinary course of business and solely with the prior written approval of the Board of Directors. Such advance will be made in U.S Dollars and treated as a loan, and it will earn interest at the applicable rate provided under Section 2.6.2 (ii).

3.   OPERATIONS.

     3.1   Manner of Operation.   The Company shall be operated in
           accordance with the objectives of the Business Plan.

     3.2   Location of Principal Office.   The principal office of the
           Company shall be located in Lerma, State of Mexico. Other offices of the Company shall be located at such places as the Board of Directors shall determine.

     3.3   Accounting.

           3.3.1 The fiscal year of the Company will begin on January 1 and end on December 31 of each calendar year, except the first fiscal year which will begin on the date of incorporation and will end on December 31 of the same year.

           3.3.2 The accounting methods and systems employed by the Company shall conform to the generally accepted
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                   accounting principles of the United Mexican States as
                   customarily employed by corporations of a similar nature.

     3.4   Payment of Expenses.   All expenses of the business and
           operations of the Company shall be paid out of the capital or earnings of the Company and shall not be the responsibility of the parties hereto.

     3.5   Insurance.   The Company shall maintain in force policies of
           insurance, insuring its assets and business against such losses and risks in such amounts as its Board of Director shall determine and in accordance with the laws of the United Mexican States.

     3.6   Business Plan.

           3.6.1 The parties hereby agree to the Business Plan, which shall consist of the initial plan set forth in Exhibit
                   3.6 hereof, and to the additional capital contributions established under Section 2.5.2 above.

           3.6.2 The General Director will communicate to the Board of Directors of the Company, no later than July 31, 1996, a more detailed plan which, if adopted by the Board of Directors, will become part of, or modify, the Business Plan.

     3.7   Auditors.   The external auditors shall be selected by the Board
           of Directors and shall be a major international accounting firm with offices in Mexico City.

     3.8   Examiners.   The parties shall each be entitled respectively to
           appoint one examiner ("comisario"), or may for any period agree to appoint any other party's examiner.

     3.9   Taxes.   The parties acknowledge that the Company shall be
           included in Klemp's consolidated tax returns. However, any tax benefits accruing to the Company shall be allocated to the parties in accordance with their percentages in the capital stock of the Company.

4.   MANAGEMENT.

     4.1   Board of Directors.

           4.1.1 The Company shall be managed by a four member Board of Directors. Each party hereto holding 35% or more of the Shares of the capital stock shall designate two members of the Board of Directors. The parties may mutually agree to name alternates.

           4.1.2 At each Shareholders' Meeting held for the purpose of electing members to the Board of Directors, the parties shall vote their Shares to ensure such designees shall be elected.

           4.1.3 The chairman of the Board of Directors of the Company shall always be chosen from among the directors
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                   designated by Klemp, but the Chairman shall not have a
                   tie-breaking vote or any other special or extraordinary rights or privileges.

           4.1.4 The Board of Directors of the Company shall meet not less than one time per year. The powers, duties, compensation and other terms and conditions of the members of the Board of Directors shall be as set forth in the charter of the Company.

     4.2   Board Quorum & Voting.   No meeting of any Board of Directors of
           the Company shall occur unless four directors are present and unless at least two of the directors designated by each party, who has the right to designate, are present. All decisions of the Board of Directors of the Company shall require the affirmative unanimous vote of the entire Board of Directors.

     4.3   Officers.

           4.3.1 At each meeting of the Board of Directors of the Company at which officers are elected, the parties shall cause their designees on the Board of Directors to vote for the Management Personnel, and, thus, to elect these persons to the positions for which they have been designated.

           4.3.2 Officers who are Management Personnel shall have authority to undertake and enter into any Obligation (i) that is provided for in the Business Plan or (ii) that has been approved by the Board of Directors. They shall also be given Powers of Attorney in the form of Exhibit 4.3.2.

     4.4   Shareholders' Meetings.   Ordinary Shareholders' Meetings of the
           Company shall deal only with the matters mentioned in Article 181 of the General Corporation Law of the United Mexican States, Extraordinary Shareholders' Meetings shall deal with all other matters to be considered by the shareholders. The affirmative vote of at least seventy percent (70%) of the total capital stock of the Company shall be required for action by the shareholders at an Extraordinary Shareholders' Meeting.

     4.5   Corporate Resolutions.   To give effect to the purposes of this
           Agreement, the parties shall promptly cause shareholder resolutions and Board of Directors resolutions in a form substantially the same as set forth in Exhibit 4.5 to be adopted respectively by the shareholders and Board of Directors of the Company.

     4.6   Access to Information.   The officers of the Company shall keep
           its Board of Directors informed of the material financial, business, marketing and other general information necessary for the Board of Directors to fulfill its responsibilities and duties.

     4.7   Audits.   Each party shall have the right, at its own expense,
           to have an independent audit of the financial condition of the
           Company performed by auditors of its own selection at any time during the term of this Agreement and for a period of three years
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           thereafter.

     4.8   Training of Employees.   The parties will jointly and
           cooperatively train employees of the Company (1) in its daily operations and (2) in the discharge of the Company's administrative, financial, marketing and related needs.

     4.9   Other Agreements.   Other agreements between the parties hereto
           or any of their Affiliates may be negotiated by the parties in good faith and on a mutually convenient basis.

5.   REPRESENTATIONS AND WARRANTIES.

     5.1   Representation and Warranties of Klemp.   Klemp represents and
           warrants to the other parties that:

           5.1.1   Organization and Standing.   Klemp is a corporation
                   organized, existing and in good standing under the laws of the United Mexican States, with the requisite power to enter this Agreement and to fulfill its obligations hereunder.

           5.1.2   Authority.   Klemp has the right, power and authority to
                   execute, deliver and perform this Agreement and has taken all required corporate action to approve this Agreement. This Agreement constitutes a valid and binding obligation of Klemp enforceable in accordance with its terms, except to the extent that enforcement may be subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

           5.1.3   Absence of Conflicts.   Entering this Agreement and
                   performing all of its obligations hereunder does not (1) violate or conflict with the Articles of Incorporation or Bylaws of Klemp or any agreement or instrument binding on Klemp (2) violate or conflict with any law, rule, judgment, order or the like applicable to Klemp, or (3) require the consent or approval of any other person or entity.

           5.1.4   Pending Proceedings.   There is no dispute,
                   investigation, litigation or other proceeding pending or overtly threatened against Klemp which, if unfavorably concluded, would adversely affect the ability of Klemp to enter this Agreement or to fulfill its obligations hereunder.

     5.2   Representations and Warranties of CFI.   CFI hereby represents
           and warrants to the other parties that:

           5.2.1   Organization and Standing.   CFI is a corporation
                   organized, existing and in good standing under the laws of Massachusetts, with the requisite power to enter this Agreement and to fulfill its obligations hereunder.

           5.2.2   Authority.   CFI has the right, power and authority to
                   execute, deliver and perform this Agreement and has taken
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                   all required corporate action to approve this Agreement.
                   This Agreement constitutes a valid and binding obligation of CFI enforceable in accordance with its terms, except to the extent that enforcement may be subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

           5.2.3 Absence of Conflicts. Entering this Agreement and performing all of its obligations hereunder does not (1) violate or conflict with the Articles of Incorporation or Bylaws of CFI or any agreement or instrument binding on CFI, (2) violate or conflict with any law, rule.

           5.2.4   Pending Proceedings.   There is no dispute,
                   investigation, litigation or other proceeding pending or overtly threatened against CFI which, if unfavorably concluded, would adversely affect the ability of CFI to enter this Agreement or to fulfill its obligations hereunder.

     5.3   Representations and Warranties of Mr. Gary Johnson.   Mr. Johnson
           hereby represents and warrants to the other parties that:

           5.3.1   Authority.   Mr. Johnson has the right, power and
                   authority to execute, deliver and perform this Agreement. This Agreement constitutes a valid and binding obligation of Mr. Johnson enforceable in accordance with its terms, except to the extent that enforcement may be subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

           5.3.2   Absence of Conflicts.   Entering this Agreement and
                   performing all of its obligations hereunder does not (1) violate or conflict with any agreement or instrument binding on Mr. Johnson, (2) violate or conflict with any law, rule, judgment, order or the like applicable to Mr. Johnson, or (3) require the consent or approval of any other person or entity.

           5.3.3   Pending Proceedings.   There is no dispute,
                   investigation, litigation or other proceeding pending or overtly threatened against Mr. Johnson which, if unfavorably concluded, would adversely affect the ability of Mr. Johnson to enter this Agreement or to fulfill his obligations hereunder.

     5.4   Representations and Warranties of Mr. Ernest Balazs.   Mr. Balazs
           hereby represents and warrants to the other parties that:

           5.4.1   Authority.   Mr. Balazs has the right, power and
                   authority to execute, deliver and perform this Agreement. This Agreement constitutes a valid and binding obligation of Mr. Balazs enforceable in accordance with its terms, except to the extent that enforcement may be subject to bankruptcy, insolvency and other laws of general
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                   applicability relating to or affecting creditors' rights
                   and to general equity principles.

           5.4.2   Absence of Conflicts.   Entering this Agreement and
                   performing all of its obligations hereunder does not (1) violate or conflict with any agreement or instrument binding on Mr. Balazs, (2) violate or conflict with any law, rule, judgment, order or the like applicable to Mr. Balazs, or (3) require the consent or approval of any other person or entity.

           5.4.3   Pending Proceedings.   There is no dispute,
                   investigation, litigation or other proceeding pending or overtly threatened against Mr. Balazs which, if unfavorably concluded, would adversely affect the ability of Mr. Balazs to enter this Agreement or to fulfill his obligations hereunder.

     5.5   Representations and Warranties of Mr. Alfred Beaulieu.   Mr.
           Beaulieu hereby represents and warrants to the other parties that:

           5.5.1   Authority.   Mr. Beaulieu has the right, power and
                   authority to execute, deliver and perform this Agreement. This Agreement constitutes a valid and binding obligation of Mr. Beaulieu enforceable in accordance with its terms, except to the extent that enforcement may be subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

           5.5.2   Absence of Conflicts.   Entering this Agreement and
                   performing all of its obligations hereunder does not (1) violate or conflict with any agreement or instrument binding on Mr. Beaulieu, (2) violate or conflict with any law, rule, judgment, order or the like applicable to Mr. Beaulieu, or (3) require the consent or approval of any other person or entity.

           5.5.3   Pending Proceedings.   There is no dispute,
                   investigation, litigation or other proceeding pending or overtly threatened against Mr. Beaulieu which, if unfavorably concluded, would adversely affect the ability of Mr. Beaulieu to enter this Agreement or to fulfill his obligations hereunder.

6.   NON-COMPETITION AND OTHER COVENANTS.

     6.1   Non-competition by Klemp.   Without the prior written approval
           of the parties during the term of this Agreement (and, if it is a defaulting party under Sections 7.2 and 8.4, for a period of five years thereafter), neither Klemp nor any of its Affiliates shall directly or indirectly, purchase products, equipment or services of a kind competitive with those of the Company from any other company or entity in Mexico.

     6.2   Non-competition by CFI.   Without the prior written approval of
           the parties, during the term of this Agreement (and, if it is a
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           defaulting party under Sections 7.2 and 8.4, for a period of five years thereafter), neither CFI nor any of its Affiliates shall directly or indirectly, purchase products, equipment or services of a kind competitive with those of the Company from any other company or entity in Mexico.

     6.3 Non-competition by Mr. Gary Johnson. Without the prior written approval of the parties, during the term of this Agreement (and, if he is a defaulting party under Sections 7.2 and 8.4, for a period of five years thereafter), Mr. Johnson shall not purchase products, equipment or services of a kind competitive with those of the Company from any other company or entity in Mexico.

     6.4   Non-competition by Mr. Ernest Balazs.   Without the prior written
           approval of the parties, during the term of this Agreement (and, if he is a defaulting party under Sections 7.2 and 8.4, for a period of five years thereafter), Mr. Balazs shall not purchase products, equipment or services of a kind competitive with those of the Company from any other company or entity in Mexico.

     6.5   Non-competition by Mr. Alfred Beaulieu.   Without the prior
           written approval of the parties, during the term of this Agreement (and, if he is a defaulting party under Sections 7.2 and 8.4, for a period of five years thereafter), Mr. Beaulieu shall not purchase products, equipment or services of a kind competitive with those of the Company from any other company or entity in Mexico.

     6.6   Best Efforts.   The parties shall use all reasonable efforts to
           carry out the terms and purposes of this Agreement.

     6.7   Cooperation.   The parties shall cooperate with each other and
           shall cause their employees to cooperate to support the businesses and operations of the Company, in accordance with the Business Plan.

7.   DEADLOCK, DEFAULT, & BUY-OUT.

     7.1   Deadlock of Shareholders or Directors.

           7.1.1   Deadlock Notice.   If at any time, the Shareholders or
                   Board of Directors of the Company become (or remain) deadlocked over or, because of a lack of a quorum or a required majority, are unable to act or agree upon any matter including any inability to agree on additional capital requirements or the provisions of guaranties for the Company (a "Deadlock"), any party may give a notice of deadlock to the other party ("Deadlock Notice").

           7.1.2 Consultation Period. Within sixty (60) Days after any Deadlock Notice is given ("Consultation Period"), chief executive officers of the parties shall meet personally and attempt to resolve the Deadlock, and any resolution shall be set forth in a written agreement among the parties.

           7.1.3   Mediation Period.   If the Deadlock is not resolved by
                   a written agreement during the Consultation Period, then
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                   within the immediately following sixty (60) Days
                   ("Mediation Period") the parties will attempt to have the Deadlock resolved by non-binding mediation under Section
                   7.5 below.

           7.1.4   Buy-Out Notice.   If the Deadlock is not resolved by a
                   written agreement during the Consultation Period and Mediation Period, either may give notice of an election to invoke the Buy-Out provisions of Section 7.3 hereof ("Buy-Out Notice") and Section 7.3 shall apply.

     7.2   Default and Insolvency.

           7.2.1   Default Notice.   Upon a Default by any party (the
                   "Defaulting Party"), any other party may give written notice of the Default ("Default Notice") to the Defaulting Party specifying the Default. The Default Notice shall be given within a reasonable time (but in any event within 90 Days) after discovery of the Default.

           7.2.2   Consultation Period.   Within sixty (60) Days after any
                   Default Notice is given ("Consultation Period"), chief executive officers of the parties shall meet personally and attempt to resolve the Default, and any resolution shall be set forth in a written agreement among the parties.

           7.2.3   Mediation Period.   If the Default is not resolved by a
                   written agreement during the Consultation Period, then within the immediately following sixty (60) Days ("Mediation Period") the parties will attempt to have the Default resolved by non-binding mediation under Section
                   7.5 below.

           7.2.4   Buy-Out Notice.   If the Default (i) is not resolved by
                   a written agreement during the Consultation Period and Mediation Period and (ii) is not cured within 120 Days of the Default Notice, the non-defaulting party may give notice of an election to invoke the Buy-Out provisions of Section 7.3 hereof ("Buy-Out Notice") and Section 7.3 shall apply.

           7.2.5   Arbitration Remedy.   Any party may in any case seek a
                   remedy by arbitration under Section 10.8 below. Any bona fide dispute between the parties over the existence or nature of a Default or the cure thereof shall be resolved pursuant to the terms of Section 10.8.

           7.2.6   Insolvency Notice.   If a party is insolvent, has been
                   declared bankrupt, has had a receiver or trustee appointed to manage its assets or affairs, or is the subject or a petition for insolvency of bankruptcy that has not been discharged within sixty (60) Days of its filing ("Insolvent Party"), any other party may give the insolvent Party written notice thereof and elect to invoke the Buy-Out provisions of Section 7.3 hereof ("Insolvency Notice") and Section 7.3 shall apply.

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     7.3   Buy-Out.

           7.3.1   Determine Fair Market Value.   In the event of a Buy-Out
                   Notice under Sections 2.6.1, 2.8, 7.1.4, 7.2.4, 7.8 or
                   an Insolvency Notice under Section 7.2.6 above, the Fair Market Value of the Company as of the date the Buy-Out Notice is given shall be determined under Section 7.4 below.

           7.3.2   Klemp Election.   Klemp shall then have thirty (30) Days
                   from the date upon which the Fair Market Value shall have been determined in which to elect (for itself or an Affiliate), by written notice, to purchase all of the Shares of the other parties in the Company for a price equal to one hundred percent (100%) of the Fair Market Value multiplied by the other parties' percentage ownership of the Shares of the Company.

           7.3.3   CFI Election.   If within the 30-Day period described in
                   Section 7.3.2 Klemp has not elected to purchase the other parties' Shares, CFI shall thereupon have a further thirty (30) Days in which to elect (for itself or an Affiliate), by written notice, to purchase all of the Shares of the other parties in the Company for a price equal to one hundred percent (100%) of the Fair Market Value multiplied by the other parties' percentage ownership of the Shares of the Company.

           7.3.4   Mr. Gary Johnson Election.   If within the 30-Day period
                   described in Section 7.3.3 CFI has not elected to purchase the other parties' Shares, Mr. Johnson shall thereupon have a further thirty (30) Days in which to elect (for himself), by written notice, to purchase all of the Shares of the other parties in the Company for a price equal to one hundred percent (100%) of the Fair Market Value multiplied by the other parties' percentage ownership of the Shares of the Company.

           7.3.5   Mr. Ernest Balazs Election.   If within the 30-Day period
                   described in Section 7.3.4 Mr. Johnson has not elected to purchase the other parties' Shares, Mr. Balazs shall thereupon have a further thirty (30) Days in which to elect (for himself), by written notice, to purchase all of the Shares of the other parties in the Company for a price equal to one hundred percent (100%) of the Fair Market Value multiplied by the other parties' percentage ownership of the Shares of the Company.

           7.3.6   Mr. Alfred Beaulieu Election.   If within the 30-Day
                   period described in Section 7.3.5 Mr. Balazs has not elected to purchase the other parties' Shares, Mr. Beaulieu shall thereupon have a further thirty (30) Days in which to elect (for himself), by written notice, to purchase all of the Shares of the other parties in the Company for a price equal to one hundred percent (100%) of the Fair Market Value multiplied by the other parties' percentage ownership of the Shares of the Company.

           7.3.7   Adjustment of Fair Market Value.   If no election has
                   been made under Sections 7.3.2 to 7.3.6 above, then, immediately upon expiration of the 30-Day period described in Section 7.3.6, the Fair Market Value shall become an amount that is ninety percent (90%) of the previous Fair Market Value, and the procedures of Sections 7.3.2, to 7.3.6 and this 7.3.7 will continue to be repeated in sequence until an election is made under
                   Section 7.3.2, Section 7.3.3, Section 7.3.4, Section
                   7.3.5. or Section 7.3.6.

           7.3.8   Purchase Terms.   Once an election is made under Section
                   7.3.2, Section 7.3.3, Section 7.3.4, Section 7.3.5. or
                   Section 7.3.6, then (i) the parties shall promptly perform all acts required of them and use their best efforts to cause third parties to perform all acts required to enable the purchaser to consummate forthwith its purchase of the Shares (the "Required Acts"), and
                   (ii) the purchaser shall pay the purchase price in cash and in U.S. Dollars within 120 Days after the date of the election or within twenty (20) Days after completion of the Required Acts, whichever occurs earlier.

     7.4   Fair Market Value.

           7.4.1   Proposed & Agreed Values.   Within thirty (30) Days after
                   any Buy-Out Notice is given under Section 7.3 above, Klemp and CFI shall communicate to each other by written notice a proposed fair market value in U.S. dollars (the "Proposed Value") and attempt to arrive at an agreed Fair Market Value in U.S. dollars for the Company. Any such agreed-upon value, when approved in writing by the parties, shall be deemed to be the Fair Market Value.

           7.4.2   Appraiser Determines Fair Market Value.   If no such
                   agreement has been reached within the 30-Day period described in Section 7.4.1, then the Fair Market Value in U.S. dollars shall be determined in writing by an independent appraiser.

           7.4.3   Selection of Appraiser.   The Company's external auditors
                   shall serve as the appraiser or, if unwilling to do so, appoint the appraiser or, if no appraiser has been appointed within sixty (60) Days after the Buy-Out Notice is given, the President of Mexico's Association of Charted Accountants or other authority agreed on in writing by the parties shall at the request of any party appoint the appraiser. The appraiser shall in all cases be a member of a major international accounting firm with offices in Mexico City.

           7.4.4   Cost.   The fees and expenses of the appraiser shall be
                   borne equally by the parties.

           7.4.5   Basis of Appraisal.   The appraiser is to make his or her
                   own determination in writing of the fair market value in U.S. dollars of the Shares of the Company, based on what an arm's length purchaser would pay for the Shares taking into account the going concern value of the Company (if still carrying on business).

           7.4.6   Assistance.   The parties shall give all reasonable
                   assistance to the appraiser, and require the officers, directors and auditors of the Company to give such assistance. The parties may make written representations to the appraiser, but the appraiser will not be obligated to agree with them.

           7.4.7 Appraised Value. Within sixty (60) Days after the appointment of the appraiser (or as soon thereafter as it can be accomplished), the appraiser shall submit to the parties the fair market value as determined by the appraiser (the "Appraised Value") together with a copy of a written appraisal report prepared by such appraiser with respect to such value.

           7.4.8   Use of Proposed or Appraised Value.   If the appraised
                   value determined in the Appraised Value is higher than the higher of either party's Proposed Values (or, if only one Proposed Value was timely communicated, that Proposed Value), then the second higher Proposed Value shall be the Fair Market Value. Otherwise, the Appraised Value determined by the appraiser shall be the Fair Market Value.

           7.4.9   Date Fair Market Value Determined.   The Fair Market
                   Value shall be deemed determined on (i) the date of any written approval of an agreed Fair Market Value under
                   Section 7.4.1, or (ii) the date the written appraisal report prepared by the appraiser under Section 7.4.7 is given to the last party to receive it, or (iii) if the Fair Market Value has been reduced under Section 7.3.7, the time described in Section 7.3.7.

     7.5   Mediation Procedure.   Mediation under this Agreement shall occur
           under the then current Center of Public Resources ("CPR") Model Procedure for Mediation of Business Disputes (Model Procedure). The mediator will be selected from the CPR Panels of Neutrals under the Model Procedure, unless the parties have first selected a different mediator.

     7.6   Interim Operation.   During any period of Deadlock, Default,
           Dispute, existence of an Insolvent Party, Consultation Period, Mediation Period, Buy-Out and any period thereafter until a sale is concluded under Section 7.3, the parties shall continue to operate the Company in accordance with all matters that have been agreed upon including this Agreement, the Management Agreement and the Business Plan, and otherwise in the best interests of the shareholders.

     7.7   Other Remedies Upon Default or Sale.   The provisions of this
           Section 7 are not intended to be penal clauses, and the rights therein shall be in addition to and not in substitution for any other remedies that may be available to a non-defaulting party. No sale under Section 7.3 shall relieve any party from any obligations accrued to the date of such sale or relieve a defaulting party from liability and damages to any other party for breach of this Agreement, except that such defaulting party shall have no further liability with respect to any Delinquent Advance of such party.

     7.8   Change in Control.   If there is a change in control with respect
           to either party, the other parties may within thirty days of receiving notice of the change in control elect by written notice to invoke immediately the Buy-Out provisions of Section 7.3 hereof ("Buy-Out Notice") and Section 7.3 shall then apply; provided that:

           7.8.1 The election must be made within one (1) year of the effective Date of this Agreement, and

           7.8.2 The party making the election may not be in Default under this Agreement and the Deadlock, Default and Buy-Out procedures of Sections 7.1, 7.2 or 7.3 shall not otherwise have commenced.

8.   TERM, TERMINATION & DISSOLUTION

     8.1   Term.   The term of this Agreement shall be from the Effective
           Date until terminated under Section 8.2.

     8.2   Termination of Agreement.   This Agreement shall be terminated
           on the date:

           8.2.1   The parties agree in writing to terminate the Agreement;

           8.2.2 A sale is completed by Klemp or CFI of all its Shares in the Company by written agreement or under the "Buy-Out" provisions of Section 8.3 above;

           8.2.3 120 Days after the charter of the Company expires, or is revoked provided it is not reinstated (or a new charter is not issued) within these 120 Days.

     8.3   Survival of Provisions.   Sections 6, 7.5, 7.7, 8.4, 8.5, 9, 10,
           any other provision hereof which specifically so provides, and any provision hereof where the context so requires, shall survive any termination of this Agreement. Termination shall not affect any liability or obligation accrued before the date of termination.

     8.4 Post-Termination Competition. After the date of a termination, the parties and their affiliates may compete with one another in the United States of America and the United Mexican States subject to the provisions of this Agreement including the provisions of Section 9 hereof relating to confidentiality and return of materials embodying Confidential Information (as defined in Section 9.2); provided, however, that in the event of termination of this Agreement upon a Buy-Out of a party's Shares following a Default or other breach hereof, the defaulting or breaching party shall remain bound by the provisions of Section 6.1, 6.2, 6.3, 6.4 or 6.5 hereof (as applicable) for a period of five years following the date of termination.

     8.5   Dissolution.   Dissolution of the Company shall occur only in
           accordance with the applicable provisions of law and the charter of the Company.

9.   CONFIDENTIALITY.

     9.1   Duty of Confidentiality.   Each party acknowledges that it will
           be made aware of and have access to Confidential Information (as defined in Section 9.2). No party hereto shall disclose, during the term of this Agreement or thereafter, any Confidential information to any person other than an affiliate, agent or employee of the parties, and only in furtherance of the interests of the Company, unless prior written consent to such disclosure has been obtained from other party.

     9.2   Confidential Information.   For purpose of this Section 9,
           Confidential Information shall mean all confidential or proprietary information owned, possessed or used by the parties or their affiliates, including, but not limited to, trade secrets and know-how and other such information or data which is declared to be confidential or proprietary by any party to this Agreement prior to its disclosure. Such information must be in writing or, if disclosed orally, must be reduced to writing within 10 days after such oral disclosure. Any such written material must be
           marked "confidential" or "proprietary".   Confidential
           Information for purposes of this Section 9 shall not include information which: (1) was in the public domain at the time it was disclosed, (2) was already validly in a recipients's possession at the time it was disclosed, and the evidence of such possession is reasonably satisfactory to the party seeking to restrict disclosure, (3) was independently from a source other than a disclosing party without the disclosing party breaching its obligations hereunder.

     9.3   Measures by Affiliates.   The parties shall cause their
           affiliates, the Company, and the employees and agents of each of the foregoing, not to disclose, and to exercise the same degree of care to protect, the Confidential Information of the parties that it would use to preserve and safeguard its own confidential information. Such care shall include, but not be limited to, requiring any such entities, or their agents and employees, to execute a reasonable confidentiality agreement in a form submitted by one party to any other party.

     9.4   Return of Confidential Information.   Upon the termination of
           this Agreement, each party shall return to the others, and shall cause the Company to so return all materials embodying
           Confidential Information which such party has received from any of the others since the execution of this Agreement.

10.  MISCELLANEOUS.

     10.1  Assignment.   No party to this Agreement may assign, transfer or
           otherwise convey any or all of its rights or obligations hereunder without the prior consent of the others, except to an affiliate to whom the Shares have been conveyed as permitted by
           Section 2.8 above. No such assignment to an affiliate shall relieve the assigning party of any of its obligations hereunder.

     10.2  Entire Agreement.   This Agreement (including all exhibits
           hereto), together with the Management Agreement, sets forth the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior discussions, understanding and agreements relating to the subject matter hereof.

     10.3  Severability.   If any one or more of the provisions contained
           in this Agreement or in any document executed in connection herewith shall be held invalid, illegal or unenforceable in any respect under applicable law, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired; provided, however, that in such case the parties shall use their best efforts to achieve the purpose of the affected provision in a manner which is not invalid, illegal or unenforceable.

     10.4  Governing Law.   This Agreement and all actions and arbitrations
           contemplated hereby shall be governed by and construed and enforced in accordance with the internal laws of the United Mexican States, excluding the principles of conflict of laws thereof.

     10.5  Governing Text and Language.   The parties shall execute five
           English language originals of this Agreement, one to be held by each party. The parties understand and agree that this document has been prepared in the English language and that the English language is the official language of this Agreement. The parties shall also promptly cause an official certified Spanish language text to be prepared, but should any discrepancy of interpretation occur between the English original and the Spanish text, the English original shall be controlling.

     10.6  No Waiver of Rights.   Except as otherwise provided herein, no
           failure or delay on the part of either party in the exercise of any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude other or further exercise thereof or of any other right or power.

     10.7  Force Majeure.

           10.7.1 Failure on the part of a party to perform any of its obligations hereunder will not be deemed to be a breach of the Agreement to the extent that such failure arises from force majeure. If through force majeure the fulfillment by either party of any obligation set forth in this Agreement will be delayed, the period of such delay will not be counted in computing periods prescribed by this Agreement.

           10.7.2 Any party failing to perform its obligations under this Agreement because of force majeure shall give notice in writing of such force majeure as soon as possible after the occurrence to the other party.

           10.7.3 Force majeure will mean any war, civil commotion, strike, lockout, accident, epidemic, or other event (whether similar of dissimilar to the foregoing) that is fully beyond the reasonable control of the parties, and that directly prevents a party from performing an obligation hereunder.

           10.7.4 Any party hereto who fails because of force majeure to perform an obligation hereunder will upon the cessation of the force majeure take all reasonable steps within its power to resume with the least possible delay compliance with that obligation.

     10.8  Dispute Resolution.

           10.8.1 The parties shall attempt to settle any Dispute between them by consultation and non-binding mediation, during a Consultation Period and Mediation Period, as provided by Sections 8.1.2, 8.1.3, 8.2.2, 8.2.3, and 8.5 above.
                   If no Notice of Deadlock or Notice of Default has been given, a party shall first give a written notice specifying the Dispute and the Consultation Period will begin with that notice.

           10.8.2 If the Dispute is not resolved by written agreement within the Consultation Period and the Mediation Period, it shall be resolved by binding arbitration under the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, in English at New York City, NY before one neutral arbitrator who may be a national of any party and who shall be a lawyer with at least 15 years experience in commercial law. In the event the parties are unable to agree on a neutral arbitrator within thirty days after any party's demand for arbitration, the Center for Public Resources shall be authorized to appoint an arbitrator from the CPR Panels of Neutrals. All documents and information relevant to the claim or dispute in the possession of any party shall be made available to the other party not later than sixty (60) Days after the demand of arbitration is served, and the arbitrator may permit such deposition or other discovery deemed necessary for a fair hearing. The hearing may not exceed two Days. The award shall be rendered within 120 Days of the demand. The arbitrator may not award interim and final injunctive relief and other remedies, and may not award punitive damages. No time limit herein is jurisdictional. Any award of the arbitrator shall be final and not subject to appeal or review, and may be confirmed or enforced in any court having jurisdiction and under the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards.

           10.8.3 Notwithstanding Sections 10.8.1 and 10.8.2 above, the parties may bring court proceedings or claims against each other only (i) as part of separate litigation commenced by an unrelated third party, or (ii) if not first sought from the arbitrator, solely to obtain preliminary injunctive relief of other interim remedies pending conclusion of the arbitration.

           10.8.4 The arbitrator shall be authorized to allocate the costs of the arbitration proceedings among the parties in a manner deemed equitable by the arbitrator.
                   Notwithstanding the foregoing, each party shall bear its own costs for lawyers or witnesses.

     10.9  Notices.   All notices and other communications hereunder shall
           be in writing in the English language and may be personally delivered or sent by telefax and the confirmed by certified or registered first class air mail. Any such notice or other communication shall be deemed effectively given (a) on the date of delivery if personally delivered; or (b) on the first business day after being sent by telefax. All such notices and communications shall be delivered or sent to the addresses below or such other address(es) as a party may specify in a written notice:

           a) If to Klemp:

              Rio Balsas No. 80 - 3rd. Floor
              Col. Cuauhtemoc
              06500 Mexico, D.F.
              Tel.:  533-6162
              Fax:   514-5362

           b) If to CFI:

              Route 3, Box 581
              Old Laurens Highway
              Clinton, South Carolina 29325
              Tel.:  803-833-4472
              Fax:   803-833-4899

           c) If to Mr. Gary Johnson:

              Route 3, Box 581
              Old Laurens Highway
              Clinton, South Carolina 29325
              Tel.:  803-833-4472
              Fax:   803-833-4899

           d) If to Mr. Ernest Balazs:

              17 St. Mark Street
              Auburn, Massachusetts 01501
              Tel.:  508-832-9686
              Fax:   508-832-7369

           e) If to Mr. Alfred Beaulieu:

              17 St. Mark Street
              Auburn, Massachusetts 01501
              Tel.:  508-832-9686
              Fax:   508-832-7369

     10.10 Exhibits.   The exhibits hereto are an integral part of this
           Agreement and all references herein to this Agreement shall encompass such Exhibits.

     10.11 Counterparts.   This Agreement may be executed simultaneously in
           any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.12 Headings.   The headings of the sections and paragraphs of this
           Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

     10.13 Amendment and Modification.   This Agreement may be amended or
           modified only by a writing executed by all parties.

     10.14 Further Instruments and Acts.   The parties hereto will execute
           and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectively the purposes of this Agreement.



     INTENDING TO BE LEGALLY BOUND, the parties have caused this Agreement to be executed by their duly authorized officers as of the _____ day of ________________, 1996.




By:____________________________               By:____________________________

   ____________________________                  ____________________________

                                 EXHIBIT 1.2

                      CFI-KLEMP DE MEXICO, S.A. DE C.V.


                                  CHAPTER I
                    NAME, DOMICILE, PURPOSE AND DURATION.

     FIRST.- NAME. The name of the Company is CFI-KLEMP DE MEXICO. This denomination shall always be followed by the words SOCIEDAD ANONIMA DE CAPITAL VARIABLE or their abbreviation S.A. DE C.V.

     SECOND.- DOMICILE. The domicile of the Company is Lerma, State of Mexico, but the Company may establish agencies or branches elsewhere in the Republic of Mexico and designate conventional domiciles for the execution of specific acts and contracts.

     THIRD.- PURPOSES.  The purposes of the Company are:

     a) To manufacture, purchase, sell, import and export of metal fabrications, and in general all kind of products.

     b) To establish agencies or branches in the United Mexican States or abroad.

     c) To render technical, professional, administrative and consultant services related to the purpose, as well as to hire workers, technicians, distributors and administrative personnel.

     d) To acquire, hold and dispose of, in any legal manner, all kinds of shares, interests or participations in other corporations or associations, whether of a civil or mercantile nature, consistent with these corporate purposes.

     e) To acquire, own, lease and encumber in any legal manner such real or personal properties as may be required by or convenient for the corporate purpose.

     f) To represent all kinds of companies and individuals within or outside of the Republic of Mexico as agent, commission agent, representative or attorney-in-fact.

     g) To lend and borrow money with or without mortgage or pledge security or in any other legal manner and to guarantee the obligations of third persons by means of bond, mortgage, pledge, or otherwise.

     h) To sign and grant all kinds of credit instruments and other documents and contracts of indebtedness and to guarantee the payment thereof in any legal manner.

     i) To acquire and dispose of in any legal manner such patents, patent rights, inventions, trade-marks, copyrights and trade names as may be required or convenient for attainment of the corporate purpose.

     j) To render any and all services whether of a civil, administrative or mercantile nature relating to the corporate purpose, and

     k) In general, to carry out and perform any and all business or activities relating to the corporate purpose.

     FOURTH.- DURATION. The term of duration of the Company shall be ninety-nine years, counted from the date of the Articles of Incorporation.


                                  CHAPTER II
                           CAPITAL STOCK AND SHARES

     FIFTH.- CAPITAL STOCK. The capital stock of the company shall be variable, with a minimum of $375,000.00 (THREE HUNDRED AND SEVENTY FIVE THOUSAND PESOS, MEXICAN CURRENCY), represented by 375,000 shares with a par value of $1.00 (ONE PESO, MEXICAN CURRENCY), each, and an unlimited maximum.

     SIXTH.- SHARES. The shares which represent the capital stock shall be of free subscription and may be subscribed or acquired by Mexican or foreign individuals, companies or economic entities. The shares shall be represented by provisional and, subsequently, by final stock certificates.

     The final stock certificates shall be printed, taken from stub-books and cover one or more shares; they shall be numbered consecutively and shall bear the autograph signatures of the President and of the Secretary of the Board or of any two Directors. The recitals of Article 125 of the General Corporation Law and Clauses Sixth, Seventh and Thirty-Fifth of these By-Laws shall be transcribed on the final and provisional stock certificates. Save in the case of legal issuance of more than one series for reasons of preferential rights of different participation in dividends or other reasons, shares will confer on their holders the same rights and impose the same obligations with respect to: a) profit participation; b) distribution of losses up to the amount of the par value of each share subscribed and not paid in; c) participation in General Shareholder's Meetings; and d) any other rights or responsibilities set out in these By-laws and in the law.

     Every shareholder as such submits and is subject to the stipulations of the Articles of Incorporation and the resolutions duly adopted by the Shareholders in a General Meeting or by the Board of Directors.

     SEVENTH.- REGISTRATION OF SHAREHOLDERS AND STOCK TRANSFERS. The Company shall deem as owner of the shares any person who is registered as such in the Stock Register to be kept by the Company. Upon request of any interested party, the Company shall record in said Register any transfers made.

     No shareholder may sell, encumber or transfer his shares, unless the shareholder obtains prior written approval from the Board of Directors.

     The transfer of shares will be executed by endorsement and delivery of the share certificate, without prejudice to any other legal means of transfer, and the transfer will take effect from the date it takes place, with respect to the signatory, and from the date of its registration in the Stock Registry book with respect to the corporation. When the Company receives notice of a share transfer, signed by the endorser, or when it is presented with the certificate bearing the endorsement, in compliance with the procedure established in the preceding paragraph, the Secretary of the Board of Directors will record the transfer in the Stock Registry book.

     At the request of the owner and at its expense, share certificates can be exchanged for others of different denominations, provided that the new certificate or certificates represent the same number of shares as the old ones given in exchange.

     In case of loss, theft, total destruction, mutilation or serious deterioration of share certificates, their cancellation and replacement will be subject to the dispositions of the Second Section of the First Chapter, of the First Title of the General Law of Credit Instruments and Operations in force and effect, with the corresponding expense being for the account of the interested party.

     EIGHTH.- CAPITAL STOCK INCREASES AND REDUCTIONS. The variable capital stock of the Company may be increased or reduced without need of amending the Corporate By-Laws. The only formality required for said increase or reduction will be the approval by the shareholders in an Extraordinary Meeting. Every increase or reduction of the capital stock of the Company shall be recorded in a Stock Register kept for such purpose by the Company.

     a) Capital increases. In a capital stock increase the shareholders shall have the preferential right to subscribe the shares issued in proportion to the number of shares held by them. No capital increase may be declared until all shares previously issued by the Company have been fully subscribed and paid for.
     b) Capital Reductions. Reductions of the capital stock of the Company shall be carried out by amortization of whole shares, by reimbursement to the shareholders. The shares to be canceled shall be determined by unanimous resolution of the shareholders or, in default thereof, by drawing before a Notary or Licensed Broker.

     In this case, after said shares have been determined a notice shall be published in the Federal Daily Gazette and the amount of the reimbursement shall from said date remain at the disposal of the respective shareholders, in the Company offices, without drawing interest.

     The shareholders shall have the right to withdraw all or any part of their contributions, and obtain reimbursement for their shares, in accordance with Articles 220 and 221 of the General Law of Mercantile Corporations, provided they so notify the Company five years in advance. Reimbursement of the shares shall be made in proportion to the net worth of the Company in accordance with the last approved balance sheet and against delivery and cancellation of the respective shares.

     The right to withdraw said contributions may not be exercised when as a result of same the capital stock of the Company is reduced to less than the minimum.


                                 CHAPTER III
                            SHAREHOLDERS' MEETINGS

     NINTH.- SUPREME AUTHORITY. The supreme authority of the Company is vested in the shareholders convened in a General Meeting, who may adopt all kinds of resolutions and appoint and remove any officer. Their resolutions shall be enforced by the Board of Directors or the person or persons expressly designated therefore by the shareholders.

     The resolutions of the shareholders shall be binding even on absentees or dissenters except for the right of opposition provided in the General Corporation Law.

     TENTH.- TYPES OF SHAREHOLDERS' MEETING. General Shareholders' Meetings shall be Ordinary and Extraordinary.

     Ordinary Shareholder' Meetings are those held to deal exclusively with the matters mentioned in paragraphs noted with roman numerals one, two and three of Article 181 of the General Corporation Law.

Extraordinary Shareholders' Meetings are those held to deal with any of the matters mentioned in Article 182 as well as any other matter that is not reserved for Ordinary Shareholder's Meetings.

     ELEVENTH.- MEETINGS. Ordinary and Extraordinary Shareholders' Meetings shall be held in the corporate domicile at any time when called, except in case of fortuitous circumstances or force majeure, and except as provided in the last paragraph of Clause Twelfth.

     Ordinary Meetings shall be held at least once each year, within four months following the close of the fiscal year, to discuss, approve or modify the report of the Board of Directors, the financial statements, the report of the Examiner, the distribution of profits if any, as well as to appoint the members of the Board of Directors and the Examiner, and determine their remuneration, if any.

     Extraordinary Shareholders' Meetings shall be held as many times as called, according to these By-laws and the law.

     TWELFTH.- CALLS. Calls for Ordinary and Extraordinary Shareholders' Meetings shall be made by the President and the Secretary of the Board or by two Directors or the Examiner. The call shall be made by means of a notice published in a newspaper of wide circulation in the corporate domicile thirty calendar days before the date set for the Meeting and by means of a notice sent with the same anticipation by telex, fax or telegram and confirmed by air mail confirmed receipt or courier addressed to each shareholder at his domicile or to the place that he may have designated for such purpose. The call shall set forth the hour, date and place of the Meeting and the agenda, and shall be signed by the person issuing the call.

     No call shall be required when all the shares of the capital stock of the Company are represented in a Shareholders' Meeting nor in the case that a duly convened Meeting is to be continued, provided that when the Meeting was postponed, the date and hour for its continuation were determined.

     Resolutions adopted outside of a duly convened Meeting, even if they are adopted outside of the corporate domicile, by unanimous vote of all the shareholders entitled to vote, shall be as valid and binding as if such resolutions had been passed at a duly convened General or special
Shareholders' Meeting, if such resolutions are confirmed in writing.

     THIRTEENTH.- QUORUM IN ORDINARY SHAREHOLDERS' MEETINGS. Ordinary Shareholders' Meetings shall be deemed as duly convened pursuant to first call when at least 50% plus one of the shares of capital stock of the Company are represented therein. In case of second or subsequent calls, said Meetings shall be deemed as duly convened irrespective of the number of shares represented therein. In both cases resolutions shall be adopted by majority vote of the shares represented in said Meetings.

     FOURTEENTH.- QUORUM IN EXTRAORDINARY SHAREHOLDERS' MEETINGS. Extraordinary Shareholders' Meetings shall be deemed as duly convened pursuant to first or subsequent call when at least 60% of the shares of capital stock of the Company are represented therein. In order to be valid resolutions taken in Extraordinary
     Shareholders' Meetings shall require the affirmative vote of shares representing at least 70% of the capital stock of the Company.

     FIFTEENTH.- REQUISITES FOR ATTENDING SHAREHOLDERS' MEETINGS.
Shareholders can attend Shareholder's Meetings in person or through a representative holding a general or special power of attorney, a letter proxy signed by the shareholders being sufficient in the latter case.

     For the shareholders to be admitted to the Meetings, their registration as shareholders in the Stock Registry book or other proof of their legal capacity, will be sufficient.

     SIXTEENTH.- PROCEDURE IN SHAREHOLDERS' MEETINGS. The procedure in General Ordinary and Extraordinary Shareholders' Meetings shall be as follows:

     a) The President and the Secretary of the Company shall act as President and Secretary, respectively, of Shareholders' Meetings, and in default thereof, the person appointed therefore by the shareholders.

     b) The President shall appoint one or more tellers to verify the number of shares represented at the Meetings and to count the votes.

     c) If the required quorum is present, the President shall declare the Meeting duly convened and proceed to transact the business on the agenda.

     d) Minutes of all Shareholders' Meetings shall be drawn up, entered in the respective book and signed by the President and the Secretary of the Meeting and by the attending Examiners. The documents evidencing that the call, if any, was made as required by the Corporate By-Laws, shall be attached to the minute file, as well as the attendance list, the letter powers of attorney or an extract of the power of attorney prepared by the tellers, the reports, opinions and other documents submitted for consideration of the shareholders, and a copy of the minutes. The Minutes shall be sent to all the shareholders by the Secretary by registered air mail within 21 days after the date of Meeting.


                                  CHAPTER IV
                                ADMINISTRATION

     SEVENTEENTH.- ADMINISTRATION. The administration of the Company shall be entrusted to a Board of Directors. The Board of Directors shall be composed of four Regular Directors. Each Shareholder or group of Shareholders representing 20% of the capital stock of the Company shall have the right to appoint a Regular Director and an Alternate Director.

     The Regular Directors shall be substituted during their temporary absences by the Alternates specifically designated to substitute each Regular Director, but if no such special designation has been made, the Regular Director shall designate the Alternate who shall substitute for him.

     The shareholders in a Meeting may at any time appoint and remove any Director, observing, however, the right of the minority shareholders.

     EIGHTEENTH.- DIRECTORS.  The Directors may but need not be shareholders
of the Company, they shall hold their position for one year as a general rule, but may be reelected and in any case shall continue to discharge their duties until their successors take office.

     NINETEENTH.- PRESIDENT AND SECRETARY. The shareholders, in a General Ordinary Shareholders' Meeting, or the Board of Directors may appoint the President of the Board from among the members of said body, who shall not have the casting vote in case of a tie in the voting of the Board.

     A Board Secretary may also be appointed, who may but need not be a Director or shareholder.

     The President of the Board shall have exclusively those powers conferred upon him by the Board of Directors.

     TWENTIETH.- POWERS. The Board of Directors shall have the following powers:

     a) General power of attorney for lawsuits and collections, in the terms of the first paragraph of Article 2554 of the Civil Code for the Federal District, with all general and such special powers as are mentioned in Article 2587 of said Code, including but not limited to the following:

     To exercise all types of rights and actions before any and all authorities and Boards of Conciliation and arbitration; to submit to any jurisdiction; to desist from injunction (amparo) proceedings; to file charges and complaints as aggrieved party and assist the District Attorney; and to sign such documents as may be required in the exercise of this power of attorney;

     b) General power of attorney for acts of administration, in the terms of the second paragraph of said Article 2554, with powers to carry out all operations inherent in the corporate purpose;

     c) General Power of attorney for acts of dominion, in the terms of the third paragraph of said Article 2554;

     d) Power to grant and sign credit instruments in accordance with Article 9 of the General Law of Credit Instruments and Operations;

     e) Power to carry out and enforce the resolutions adopted in General Shareholders' Meetings;

     f) Power to revoke and confer general and special powers of attorney within the scope of the aforementioned powers.

     TWENTY-FIRST.- BOARD MEETINGS. Board of Directors' Meetings shall be held in the corporate domicile or in any other place in the Republic of Mexico or abroad that may be previously determined in the respective call.

     Board Meetings may be held at any time but not less than once each year and shall be convened by the President or the Secretary of the Board or by two Directors or the Examiner of the Company. The person convening the Meeting shall inform the Board Secretary, who shall immediately issue the respective call.

     Calls shall be made in writing and sent by telex, fax or telegram, confirmed by registered air mail, to each of the Regular Directors and

Examiners, at least 30 calendar days in advance, to their domicile or the place which each Director has designated for such purpose. Calls shall specify the hour, date and place of the Meeting and its purpose or the agenda, and shall be signed by the person issuing the call.

     TWENTY-SECOND.- QUORUM AND VOTING. A Board Meeting may be validly held pursuant to first or subsequent calls when at least four Board members are present, and resolutions shall be adopted by a vote of at least four Board members. If a Board Meeting cannot be held for lack of a quorum on second call, the President and the Secretary or any two Board members shall convoke to an Extraordinary Shareholders Meeting for the specific purpose of dealing with the proposed agenda of the Board Meeting.

     A resolution of the Board adopted by all members shall be as valid and binding as if such resolution had been passed at a duly convened Meeting of the Board if it is confirmed in writing.

     TWENTY-THIRD.- MINUTES. From each Meeting of the Board the minutes will be placed in the corresponding book and shall be signed by the person presiding, the acting secretary and the examiner in attendance.

     TWENTY-FOURTH.- GENERAL MANAGER. The Extraordinary Shareholders' Meeting or the Board of Directors shall appoint the General Manager, who may, but need not be, shareholder of the Company.


                                  CHAPTER V
                                   EXAMINER

     TWENTY-FIFTH.- FINANCIAL REVIEW. The financial review of the Company shall be entrusted to one or more Examiners and their alternates, as may be determined by the shareholders in a General Meeting.

     Any shareholders representing 25% of the capital stock of the Company may appoint an Examiner and his alternate in addition to those already appointed.

     TWENTY-SIXTH.- EXAMINER. The Examiners may but need not be shareholders of the Company and shall hold their position for one year, as a general rule, but shall continue to discharge their duties until their successors take office.

     The remuneration of the Examiners, if any, shall be fixed by the shareholders in a General Ordinary Meeting.

     TWENTY-SEVENTH.- POWERS AND DUTIES. Examiners shall have the powers and duties provided in the General Corporation Law.


                                  CHAPTER VI
                FISCAL YEAR, BALANCE SHEET, PROFITS AND LOSSES

     TWENTY-EIGHTH.- FISCAL YEAR. The fiscal year of the Company shall be a calendar year.

     TWENTY-NINTH.- BALANCE SHEET. A Balance Sheet shall be prepared within three months following the close of the fiscal year and kept in the principal offices of the corporate domicile, available to the Company shareholders and officers, together with its supporting documents, one month before the respective Annual Shareholders' Meeting is held.

     THIRTY.- PROFITS. The profits obtained in each fiscal year shall be applied as follows:

     a) First the amount agreed upon by the General Ordinary Shareholders' Meeting will be set aside for the establishment or reconstitution, as the case may be, of the Legal Reserve Fund, an amount that at minimum will be 5% of the net profit, until an amount equal to one fifth of the capital stock is accumulated.

     b) Such sum as may be determined by the shareholders shall be set aside for creating or increasing reinvestment, contingency or such special reserves as may be deemed advisable;

     c) Such sum as may be determined by the shareholders shall be distributed to the shareholders in proportion to the number of their shares;

     d) The remainder, if any, shall be passed to the Undistributed Profits account.

     THIRTY-FIRST.- LOSSES. The shareholders shall be liable for the Company losses but their liability shall be limited to payment of the unpaid portion of their shares; hence, the owners of fully-paid shares shall have no liability whatsoever.


                                 CHAPTER VII
                         DISSOLUTION AND LIQUIDATION

     THIRTY-SECOND.- CAUSES FOR DISSOLUTION.  The Company shall be dissolved:

     a) Upon expiration of the term fixed in these By-Laws;

     b) If continued execution of the corporate purposes shall become impossible;

     c) By resolution of the shareholders adopted in accordance with these By-Laws and the Law;

     d) If the number of shareholders shall be reduced to less than two;

     e) In case of loss of two-thirds of the corporate capital unless the shareholders restore or reduce same.

     THIRTY-THIRD.- LIQUIDATION.

     a) Upon dissolution, the Company shall be placed in liquidation which shall be entrusted to one or more Receivers, as determined by the shareholders in an Extraordinary Meeting.

     b) The Directors shall continue in the discharge of their duties until the appointment of the Receivers shall have been recorded in the Public Registry of Commerce and the Receivers shall have taken office.

     c) The liquidation shall be conducted as prescribed in the General Corporation Law but the shareholders, upon determining to liquidate, shall establish the rules which, in addition to the provisions of Law and these

By-Laws, shall govern all action taken by the Receivers.

     d) The General Shareholders' Meeting wherein the final balance sheet is approved must be presided over by one of the Receivers. The Receivers shall have the authority vested in the Board of Directors and the duties and obligations granted to the Receivers by the General Corporation Law. The Examiners shall discharge the same duties during the liquidation as during the normal existence of the Company.


                                 CHAPTER VIII
                              GENERAL PROVISIONS

     THIRTY-FOURTH.- FOUNDERS. The founders do not reserve to themselves any special participation in the Company profits.

     THIRTY-FIFTH.- FOREIGNERS. Any foreigner who upon incorporation or at any time thereafter acquires an interest or participation in the Company and/or the property rights, concessions, participations or interests owned by such companies or the rights and obligations derived from the agreements to which such companies are parties with Mexican authorities, shall be considered ipso facto as a Mexican citizen with respect to such interest, participation, concession, right obligation and agreement and it shall be understood that he agrees not to seek the protection of his government under penalty, in case of breaching said agreement, of forfeiting such interest or participation to the Mexican Nation.

     THIRTY-SIXTH.- SUPPLETORY LAW. In all matters not specifically provided for herein, the provisions of the General Corporation Law shall govern.

                                EXHIBIT 2.5.2


     The parties shall pay the aggregate amount of $750,000.00 (SEVEN HUNDRED FIFTY THOUSAND PESOS 00/100) upon incorporation of the Company.

     The parties shall pay the aggregate amount of $350,000.00 (THREE HUNDRED FIFTY THOUSAND PESOS 00/100) on April 15, 1996.

     The parties shall pay the aggregate amount of $350,000.00 (THREE HUNDRED FIFTY THOUSAND PESOS 00/100) on May 15, 1996.

     The parties shall pay the aggregate amount of $350,000.00 (THREE HUNDRED FIFTY THOUSAND PESOS 00/100) on June 15, 1996.

                                   Payment Schedule Detail

                       Incorporation   April 15       May 15      June 15

CFI                       $329,250     $153,650     $153,650     $153,650

Klemp                      375,750      175,350      175,350      175,350

Gary Johnson                15,000        7,000        7,000        7,000

Ernest Balazs               15,000        7,000        7,000        7,000

Alfred Beaulieu             15,000        7,000        7,000        7,000
                          --------     --------     --------     --------

TOTAL                     $750,000     $350,000     $350,000     $350,000
                          ========     ========     ========     ========


Exchange Rate:  $7.5 Pesos per Dollar.

                                 EXHIBIT 3.6

                            CFI - KLEMP DE MEXICO

                          1996 - 1998 BUSINESS PLAN

CFI-KLEMP DE MEXICO is being formed as a Joint Venture to take advantage of worldwide market opportunities in large fabrications associated with power plant and related infrastructure development. Such fabrications include turbine enclosures, platforms and railings. Both CFI and Klemp have expertise in the manufacture and marketing of fabricated metal products and the Joint Venture represents a sound combination of the respective company abilities.

The Joint Venture will work directly with CFI (U.S.) and major OEM's such as Westinghouse, GE and Siemens in the development of orders that may be shipped globally. Product manufacture will be done at a 3,200 M2 facility in Lerma, Edo. de Mexico. Mr. Rudi Samuel will be Director General responsible for operations.

Business start-up will begin in March, 1996 and will accelerate to the first phase of full production by end of June, 1996. Key managers will be in place by early April 1996. Approximately $400,000 of orders are in hand at business start-up.

Sales, cost and profit projections are shown in the attached exhibit. Sales are projected at $1,025,000 in 1996, expanding to $3,500,000 in fiscal 1998. Material and labor cost percentages will remain relatively constant at a combined 62% of sales, while fixed and administrative costs will decline from 26% in 1996 to 11% in 1998. The business is projected to be profitable throughout the plan period except in the initial plan period.

                BUSINESS PLAN FINANCIAL PROJECTIONS 1996-1998

                    1996                    1997                    1998
SALES         $1,025,000              $2,200,000              $3,500,000

     COST:
MATERIAL         461,000 (45%)           990,000 (45%)         1,575,000 (45%)
LABOR            174,000 (17%)           374,000 (17%)           595,000 (17%)
              ----------              ----------              ----------
                 635,000 (62%)         1,364,000 (62%)         2,170,000 (62%)
              ----------              ----------              ----------
     OVERHEAD:
FACILITY         100,000 (10%)           120,000  (6%)           120,000  (3%)
SALARY           120,000 (12%)           150,000  (7%)           200,000  (6%)
OTHER             45,000  (4%)            55,000  (2%)            65,000  (2%)
              ----------              ----------              ----------
                 265,000 (26%)           325,000 (15%)           385,000 (11%)
              ----------              ----------              ----------
TOTAL            900,000 (88%)         1,689,000 (77%)         2,555,000 (73%)
              ----------              ----------              ----------
PBT              125,000 (12%)           511,000 (23%)           945,000 (27%)
              ==========              ==========              ==========

                      1996 MONTHLY OPERATING PROJECTIONS
                                 ($ IN 000'S)

             MAR   APR   MAY   JUN   JUL   AUG   SEP   OCT   NOV   DEC   TOTAL
            ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ------
SALES       $ 20  $ 65  $ 90  $ 90  $120  $120  $130  $130  $130  $130  $1,025

MTL            9    30    40    40    55    55    58    58    58    58     461

LABOR          3    11    16    16    20    20    22    22    22    22     174

RENT          10    10    10    10    10    10    10    10    10    10     100

SALARY        12    12    12    12    12    12    12    12    12    12     120

TRAVEL         2     2     2     2     2     2     2     2     2     2      20

EQ. LEASE      1     1     1     1     1     1     1     1     1     1      10

SECURITY     0.5   0.5   0.5   0.5   0.5   0.5   0.5   0.5   0.5   0.5       5

OTHER          1     1     1     1     1     1     1     1     1     1      10

TOTAL       38.5  67.5  82.5  82.5 101.5 101.5 106.5 106.5 106.5 106.5     900

NET CASH   (18.5) (2.5)  7.5   7.5  18.5  18.5  23.5  23.5  23.5  23.5

CUMULATIVE (18.5)  (21)(13.5)   (6) 12.5    31  54.5    78 101.5   125

                                EXHIBIT 4.3.2

     It is resolved that a power of attorney is granted to Messrs. Ruid Samuel Birkenfeld, Walter Kellogg and Gary Johnson jointly any two of them, to act in the name and on behalf of the Company, with the following authority:

General power of attorney for acts of administration pursuant to the second paragraph of article 2554 of the Civil Code for the Federal District and the corresponding Articles of the Civil Codes for the other States of the Republic of Mexico.

General power of attorney for lawsuits and collections pursuant to the first paragraph of Article 2554 of the Civil Code for the Federal District and the corresponding Articles of the Civil Codes for all the other States of the Republic of Mexico, with all of the general authority and such authority as may require a special clause pursuant to Article 2587 of the Civil Code for the Federal District and the corresponding Articles of the Civil Codes for all the other States of the Republic of Mexico, such as but not limited to the following authority: to exercise all kinds of rights and actions before any authorities of the Federation, the States, the Federal District and the Municipalities, whether under voluntary, adversary or joint jurisdiction, and whether they are civil, judicial or administrative authorities or labor authorities, whether Conciliation Boards or Arbitration Courts, whether local or federal; to answer complaints and file exceptions and counterclaims; to submit to any jurisdiction; to answer and propound interrogatories; to challenge magistrates, judges, clerks, experts and other persons challengeable under Law; to withdraw from the main cause of action, its incidentals, any appeal and amparo proceedings, which they may file as many times as they may deem advisable; to produce all kinds of evidence; to acknowledge signatures and documents, and to object to them and to challenge them on the grounds that they are false; to attend meetings, proceedings and actions; to bid and outbid and to obtain for the grantor company to award of all kinds of properties, and assign rights under any title; to file accusations, denunciations and complaints; to grant acquittals and to join criminal causes of action or assist the public prosecutor, in which causes of action they may exercise the fullest authority that may be required. This power of attorney is also granted for the purpose of Articles 11, 692, Section II; 786 and 876 of the Federal Labor Law.

Power of attorney to intervene in credito operations and to execute all types of credit instruments pursuant to article 9 of the General Law for Credit Instruments and Operations, to open bank accounts and to issue checks against the bank accounts opened or to be opened by the Company and to designate the persons authorized to sign the checks.

Power of attorney in labor matters pursuant to articles 11, 692, sections II and III, and others of the Federal Labor Law, with the authority such as but nor limited to; represent the Company in the hearings referred to in articles 876 and 878 of the above mentioned law and in general in any stage of labor proceedings against the Company; to appear before all types of labor authorities referred to in article 523 of the above mentioned law; to perform all kind of procedures as required to solve the Company's matters; and to act or execute any agreement related to labor relationships.

     It is resolved that a power of attorney is granted to Messrs. Jorge Leon Orantes, Jaime Roberto Rendon Graniell, Juan Carlos Jimenez Villasenor, Jose Oscar Gonzalez Gonzalez, Jorge Bernardo Sierra Navarro, Jaime Delgado Reyes, Lorenia Espinosa Urbano, Francisco Capetillo Traeger, Julio Flores Luna,

Gustavo Garcia Cuencia, Victor Adame Calderon, Jose Luis Lopez Ramirez, Raul Moreyra Suarez, Alejandro Calderon Aguilera, Octavio Varela Mejia, Luis Hector Trujillo Saca, David H. Brill, Luis Capin Lopez, Enrique Ramirez Ramirez, Adriana de Aguinaga Girault, Jose Luis Martinez Fernandez, Maria Antonieta Tena Sanchez and Manuel Andres Traslosheros Romero, jointly or severally, to act in the name and on behalf of the Company, with the following authority:

General power of attorney for lawsuits and collections pursuant to the first paragraph or Article 2554 of the Civil Code for the Federal District and the corresponding Articles of the Civil Codes for all the States of the Republic of Mexico, with all of the general authority and such authority as may require a special clause pursuant to Article 2587 of the Civil Code for the Federal District and the corresponding Articles of the Civil Codes for all the States of the Republic of Mexico, such as but not limited to the following authority: to exercise all kinds of rights and actions before any authorities of the Federation, the States, the Federal District and the Municipalities, whether under voluntary, adversary or joint jurisdiction, and whether they are civil, judicial or administrative authorities or labor authorities, whether Conciliation Boards of Arbitration Courts, whether local or federal; to answer complaints and file exceptions and counterclaims; to submit to any jurisdiction; to answer and propound interrogatories; to challenge magistrates, judges, clerks, experts and other persons challengeable under Law; to withdraw from the main cause of action, its incidentals, any appeal and amparo proceedings, which they may file as many times as they deem advisable; to produce all kinds of evidence: to acknowledge signatures and documents, and to object to them and to challenge them on the grounds that they are false; to attend meetings, proceedings and actions; to bid or outbid and to obtain for the grantor company the award of all kinds of properties, and assign rights under any title; to file accusations, denunciations and complaints; to grant acquittals and to join criminal causes of action or assist the public prosecutor, in which causes of action they may exercise the fullest authority that may be required.

                                 EXHIBIT 4.5

     It is resolved that a the Board of Directors of the Company be composed as follows:

                               Gerald McClure
                               Walter Kellogg
                               Jack McSweeney
                               Gary Johnson

     It is resolved that Mr. Miguel Kafka be appointed Examiner of the Company.

     It is resolved that Mr. Rudi Samuel Birkenfeld be appointed General Director of the Company.